UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 19, 2016

Makkanotti Group Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-204857	37-1765151
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Larnakos Avenue, 73, ap. 402,

Nicosia, Cyprus 1046

(Address of principal executive offices)

(407) 720-5503

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

(a) On July 20, 2016, Makkanotti Group Corp. (the "Registrant") notified Paritz & Co., P.A. ("Paritz") that it was dismissed as the Registrant's independent registered public accounting firm. The decision to dismiss Paritz as the Company's independent registered public accounting firm was approved by the Company's sole director on July 19, 2016.

The reports of Paritz on the Company's financial statements for the for the year ended March 31, 2016 and for the period from inception (May 15, 2014) to March 31, 2015 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle. The reports of Paritz on the Company's financial statements as of and for the for the year ended March 31, 2016 and for the period from inception (May 15, 2014) to March 31, 2015 did, however, include an explanatory paragraph which noted that there was substantial doubt as to the Company's ability to continue as a going concern as the Company has generated minimal revenues since inception and had an accumulated deficit.

During the year ended March 31, 2016 and for the period from inception (May 15, 2014) to March 31, 2015, the Company has not had any disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Paritz's satisfaction, would have caused them to make reference thereto in their reports on the Company's financial statements for such periods. During the year ended March 31, 2016 and for the period from inception (May 15, 2014) to March 31, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Paritz with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Paritz is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On July 20, 2016 (the "Engagement Date"), the Company engaged RBSM LLP ("RBSM") as its independent registered public accounting firm for the Company's fiscal year ended March 31, 2017. The decision to engage RBSM as the Company's independent registered public accounting firm was approved by the Company's sole director.

During the year ended March 31, 2016 and for the period from inception (May 15, 2014) to March 31, 2015 and through the Engagement Date, the Company has not consulted with RBSM regarding either:

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the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

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any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

ITEM 8.01 OTHER EVENTS.

The Company filed an application with FINRA a 3.6-for-1 forward stock split ("Forward Split") of the issued and outstanding shares of Common Stock of the Company, payable as a dividend and mailed directly to shareholders. As a result of the Forward Split, the current 6,940,000 issued and outstanding shares of Common Stock shall represent 34,984,000 post Forward Split shares. Any and all fractional shares resulting from the Forward Split shall be rounded up to the next whole share. The Forward Split took effect on July 21, 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter from Paritz & Co., P.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Makkanotti Group Corp.

Date: July 22, 2016	By:	/s/ Michael Hlavsa
	Name:	Michael Hlavsa
	Title:	President

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